                                 March 13, 2000

Stephen D. Sellers
Michael Sellers
John V. Hanke
Argus Capital
Arba, LLC
David Dove
Arie Grossman
Sharon Vinick

and to the persons named on the attached Schedule A

     Re: Purchase of a minimum of 500,000 shares of eUniverse common stock by eUniverse, Inc. ("eUniverse" or "Purchaser") from the Former Shareholders of The Big Network, Inc. ("BNI")

Gentlemen:

         This letter agreement (the "Agreement") sets forth the terms of Purchaser's right to purchase a minimum of 500,000 shares of eUniverse common stock (the "Shares"), on a pro rata basis, from all of the former shareholders of BNI who, as of the Closing (defined below) are shareholders of eUniverse and are counter-signatories to this Agreement (collectively, the "Sellers" and each individually a "Seller"), including, without limitation, Stephen D. Sellers, Michael Sellers, John V. Hanke, Argus Capital, LLC, Arba, LLC, David Dove, Arie Grossman, Sharon Vinick (collectively, the "Majority BNI Shareholders").

         The consummation of the transactions set forth in this Agreement (the "Closing") shall be effective as of 12:01 a.m. Stamford, Connecticut time on the date that all of the Closing conditions are satisfied (the "Closing Date"), provided, however, that the Closing will occur no later than April 24, 2000. Subject to the terms and conditions herein, on the Closing Date the Sellers will sell to the Purchaser, and the Purchaser will purchase from the Sellers, a minimum of 500,000 Shares and, at the election of the Purchaser, up to all of the Shares (except for the shares that are being held in escrow under that certain Agreement and Plan of Reorganization and those certain Stock Exchange Agreements by and among eUniverse and each of the Sellers (the "Escrowed Shares"), all of which Escrowed Shares may be purchased by the Purchaser at the sole election of each individual Seller) owned by the Sellers, on a pro rata basis, at a purchase price of $6.00 per share. The Closing shall occur on or before April 24, 2000. If eUniverse does not purchase 500,000 Shares by that date, then the Closing shall not have occurred and eUniverse shall (1) register all of the eUniverse shares owned by the Sellers the following day (except for the Escrowed Shares) on an appropriate registration form of the Securities and Exchange Commission; and (2) Brad Greenspan ("Guarantor") or Purchaser shall immediately issue 50,000 shares of common stock on a pro rata basis to the Sellers, which shall be registered along with the shares as provided in this paragraph.

         Closing conditions: at the Closing, (1) the Purchaser shall deliver payment of the purchase price for the Shares to the Sellers by check or by wire transfer; (2) the Sellers shall sell, assign, convey and transfer the Shares to Purchaser, and the Purchaser shall purchase and accept the Shares from the Sellers; (3) each Seller shall endorse in blank and deliver to the Purchaser the stock certificates representing the Shares. eUniverse shall be responsible for ensuring that each Seller has received the stock certificate to allow him/her to consummate this transaction, and shall take all steps necessary to consummate this transaction in the absence of any such certificates.

         Each Seller hereby represents and warrants to Purchaser, and its assignee as permitted hereunder, that (1) this Agreement is a valid and binding obligation of Seller enforceable in accordance with its terms; (2) this Agreement does not violate or conflict with any other agreement to which Seller is a party or require the consent of any third party; (3) the Seller is the sole record and beneficial owner of the Shares; the Seller has good and





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Letter Agreement
Page 2


merchantable title to the Shares free and clear of any and all liens, pledges, security interests, charges, restrictions and other encumbrances; (4) Seller has no material liabilities of any nature whatsoever which in any manner affect the Shares; (5) Seller is not a party to any pending litigation, is not aware of any threatened litigation with respect to the Shares and has not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Seller; and (6) Seller is not in default with respect to any material liabilities or material obligations, which are related to the Shares.

         Purchaser hereby represents and warrants to the Sellers that (1) Purchaser is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation; (2) the execution and delivery of this Agreement by Purchaser has been duly authorized and this Agreement constitutes the valid and binding obligation of Purchaser enforceable in accordance with its terms; and (3) this Agreement does not violate or conflict with any agreement to which Purchaser is a party.

         All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date. All representations, warranties, agreements and covenants made and given herein shall survive the execution and delivery of this Agreement and the Closing.

         Each Seller shall indemnify, defend and save Purchaser harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by Purchaser, its successors or assigns, arising from (i) any untruthfulness of any representation made by the Seller in this Agreement or in any document delivered to Purchaser by or on behalf of Seller pursuant to this Agreement, or (ii) breach of any covenant or warranty of the Seller contained in this Agreement or in any document delivered to Purchaser by or on behalf of Seller pursuant to this Agreement: provided, however, that the aggregate liability of each Seller hereunder shall not exceed the aggregate value, as of the date hereof, of all Shares sold by such Shareholder hereunder.

         Purchaser shall indemnify, defend and save each Seller harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by any Seller, his or her successors or assigns, arising from (i) any untruthfulness of any representation made by the Purchaser in this Agreement or in any document delivered to a Seller by or on behalf of Purchaser pursuant to this Agreement, or (ii) breach of any covenant or warranty of the Purchaser contained in this Agreement or in any document delivered to a Seller by or on behalf of Purchaser pursuant to this Agreement.

         Upon the Closing of this Agreement, Purchaser, Gurantor and each of the Sellers agrees as follows,:

         (1) all of the parties to this Agreement agree that each and all of the Registration Rights Agreements executed in connection with that certain Agreement and Plan of Reorganization and Stock Exchange Agreements by and among eUniverse, BNI and the shareholders of BNI (collectively, the "Registration Rights Agreements") shall be terminated, rescinded and cancelled; no party to any of the Registration Rights Agreements shall have any further rights, duties or obligations thereunder.

         (2) the Sellers, collectively, shall grant eUniverse the right to purchase the remainder of eUniverse common stock (excluding the Escrowed Shares) owned by the Sellers from the Sellers on a pro rata basis at a price of $10.00 per share at any time between April 24, 2000 and July 7, 2000;

         (3) each of the Sellers agrees that he or she will not sell more than a total of twenty-five percent (25%) of the shares of eUniverse common stock (excluding the Escrowed Shares) held by each Seller that remains unsold after the 120-day period specified in (2), above, during each of the calendar months beginning September 1, 2000; October 1, 2000; November 1, 2000; and December 1, 2000 (individually, a "Period"), except as otherwise provided herein;

Letter Agreement
Page 3


         and

         (4) If eUniverse does not purchase the remainder of eUniverse common stock (except for the Escrowed Shares) owned by the Sellers from the Sellers at a price of $10.00 per share, then Guarantor shall transfer into an escrow account on terms acceptable to the Sellers (the "Escrow Account") a number of shares of Common Stock held by Guarantor as shall be determined pursuant to the provisions of Schedule B hereto, to be distributed pro rata to and for the benefit of each applicable Seller.

         Counsel to Purchaser shall have received all documents, certificates and other papers reasonably requested by it in connection herewith. If any proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

         This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without giving effect to any principles of conflicts of law. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement may not be assigned by any Seller and any attempt to do so shall be null and void. Purchaser may assign this Agreement at any time to any party. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, distributees, legal representatives, successors and assigns. The enforceability of this Agreement against eUniverse shall be contingent upon (i) the approval of the terms hereof by eUniverse Board of Directors within 5 days of the date of execution of this Agreement; and (ii) the parties executing this Agreement as Sellers held greater than 50% of the shares of capital of BNI.

         Any provision of this Agreement held or determined by a court (or other legal authority) of competent jurisdiction to be illegal, invalid, or unenforceable in any jurisdiction shall be deemed separate, distinct and independent, and shall be ineffective to the extent of such holding or determination without (i) invalidating the remaining provisions of this Agreement in that jurisdiction or (ii) affecting the legality, validity or enforceability of such provision in any other jurisdiction.

         Please acknowledge receipt of the foregoing and your agreement and consent to same by executing a copy of this letter where indicated below and returning a copy to us by facsimile and a fully executed original to us by overnight mail courier.

                                        Very truly yours,
                                        eUniverse, Inc.

                                        By: /s/ Brad D. Greenspan
                                           ----------------------------------
                                        Brad D. Greenspan, Chairman

AGREED AND ACCEPTED THIS
___ DAY OF MARCH 2000.

SELLERS:

/s/ Stephen D. Sellers
------------------------
Stephen D. Sellers







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Letter Agreement
Page 4


/s/ Michael Sellers
------------------------
Michael Sellers

/s/ John V. Hanke
------------------------
John V. Hanke

Argus Capital, LLC.


By: /s/ Illegible
   ------------------------
   Its: Manager

Arba, LLC.


By: /s/ Dave Pell
   ------------------------
   Its: Managing Partner



/s/ David Dove
-------------------------
David Dove

/s/ Arie Grossman
-------------------------
Arie Grossman

/s/ Sharon Vinick
-------------------------
Sharon Vinick

GUARANTOR:

/s/ Brad D. Greenspan
--------------------------------------------------------------------------------
Brad D. Greenspan





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Letter Agreement
Page 5




                                   SCHEDULE A

Purchase of a minimum of 500,000 shares of eUniverse common stock by eUniverse, Inc. ("eUniverse" or "Purchaser") from the Former Shareholders of The Big Network, Inc. ("BNI").

The following former shareholders of BNI who are current shareholders of eUniverse hereby agree to the terms of this letter agreement and are counter signatories hereto. In addition, any former BNI shareholders signing this agreement may elect to have their Escrowed Shares purchased on a best-efforts basis on the following schedule:

         Until April 24, 2000 at $6.00 per share and between April 24, 2000 and July 7, 2000 at $10.00 per share. If the Purchaser is unable to buy or find a buyer for such shares, then the shares will remain in escrow until December 1, 2000

                                     Indicate if shareholder wants Purchaser
                                     to attempt purchase of Escrowed Shares

                                     Yes                        No

------------------------
Name:



------------------------
Name:



------------------------
Name:



------------------------
Name:








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Letter Agreement
Page 6



                                   SCHEDULE B


         Those shares not sold pursuant to this Agreement, excluding the Escrowed Shares (hereinafter the "Remaining Shares") shall be subject to price protection from the Purchaser, according to the terms and schedule that follow.

         For the purposes of this Agreement, the "Average Price" of the eUniverse stock on a given date is determined by adding the sum of the daily high trading price of eUniverse common stock (as published in the Wall Street Journal) for the 20 trading days immediately prior to such date to the sum of the daily low trading price of eUniverse common stock (as published in the Wall Street Journal) for the 20 trading days immediately prior to such date. The sum thereof shall be divided by 40. The Average Price as determined on September 1, 2000; October 1, 2000; November 1, 2000; December 1, 2000 shall be used to determine the number of shares Guarantor shall deposit into the Escrow Account on September 1, 2000; October 1, 2000; November 1, 2000; December 1, 2000, (for the benefit of and to be distributed to the Sellers, pro rata), according to the following schedule:

       AVERAGE PRICE                 PRICE TO WHICH SHARES WILL BE PROTECTED ("PROTECTION PRICE")
       $8.01 - $12.00                                                    $12.00
       $7.01 - $ 8.00                                                    $11.00
       $6.01 - $ 7.00                                                    $10.00
       $5.01 - $ 6.00                                                    $ 9.00
       $3.20 - $ 5.00                                                    $ 8.00

         On September 1, 2000 Guarantor shall deposit into the Escrow Account additional shares ("Protection Shares") for each of the Remaining Shares, in an amount equal to Twenty-Five Percent (25%) of the number of Shares determined in accordance with the following schedule:

           If the Average Price on September 1, 2000 is above $12.00, Guarantor will deposit no additional shares.

           If the Average Price on September 1, 2000 is between $8.01 and $12.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $12.00 less the Average Price divided by the Average Price.

           If the Average Price on September 1, 2000 is between $7.01 and $8.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $11.00 less the Average Price divided by the Average Price.

           If the Average Price on September 1, 2000 is between $6.01 and $7.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $10.00 less the Average Price divided by the Average Price.

           If the Average Price on September 1, 2000 is between $5.01 and $6.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $9.00 less the Average Price divided by the Average Price.

           If the Average Price on September 1, 2000 is between $3.20 and $5.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $8.00 less the Average Price divided by the Average Price.

           If the Average Price on September 1, 2000 is below $3.20, Guarantor will deposit into the Escrow Account 1.5 shares for each Remaining Share.

Letter Agreement
Page 7

         On October 1, 2000 Guarantor shall deposit into the Escrow Account additional shares ("Protection Shares") for each of the Remaining Shares in an amount equal to Twenty-Five Percent (25%) of the number of Shares determined in accordance with the following schedule:

           If the Average Price on October 1, 2000 is above $12.00, Guarantor will deposit no additional shares.

           If the Average Price on October 1, 2000 is between $8.01 and $12.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $12.00 less the Average Price divided by the Average Price.

           If the Average Price on October 1, 2000 is between $7.01 and $8.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $11.00 less the Average Price divided by the Average Price.

           If the Average Price on October 1, 2000 is between $6.01 and $7.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $10.00 less the Average Price divided by the Average Price.

           If the Average Price on October 1, 2000 is between $5.01 and $6.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $9.00 less the Average Price divided by the Average Price.

           If the Average Price on October 1, 2000 is between $3.20 and $5.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $8.00 less the Average Price divided by the Average Price.

           If the Average Price on October 1, 2000 is below $3.20, Guarantor will deposit into the Escrow Account 1.5 shares for each Remaining Share.

         On November 1, 2000 Guarantor shall deposit into the Escrow Account additional shares ("Protection Shares") for each of the Remaining Shares in an amount equal to Twenty-Five Percent (25%) of the number of Shares determined in accordance with the following schedule:

           If the Average Price on November 1, 2000 is above $12.00, Guarantor will deposit no additional shares.

           If the Average Price on November 1, 2000 is between $8.01 and $12.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $12.00 less the Average Price divided by the Average Price.

           If the Average Price on November 1, 2000 is between $7.01 and $8.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $11.00 less the Average Price divided by the Average Price.

           If the Average Price on November 1, 2000 is between $6.01 and $7.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $10.00 less the Average Price divided by the Average Price.

           If the Average Price on November 1, 2000 is between $5.01 and $6.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $9.00 less the Average Price divided by the Average Price.

Letter Agreement
Page 8

           If the Average Price on November 1, 2000 is between $3.20 and $5.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $8.00 less the Average Price divided by the Average Price.

           If the Average Price on November 1, 2000 is below $3.20, Guarantor will deposit into the Escrow Account 1.5 shares for each Remaining Share.

         On December 1, 2000 Guarantor shall deposit into the Escrow Account additional shares ("Protection Shares") for each of the Remaining Shares in an amount equal to Twenty-Five Percent (25%) of the number of Shares determined in accordance with the following schedule:

           If the Average Price on December 1, 2000 is above $12.00, Guarantor will deposit no additional shares.

           If the Average Price on December 1, 2000 is between $8.01 and $12.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $12.00 less the Average Price divided by the Average Price.

           If the Average Price on December 1, 2000 is between $7.01 and $8.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $11.00 less the Average Price divided by the Average Price.

           If the Average Price on December 1, 2000 is between $6.01 and $7.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $10.00 less the Average Price divided by the Average Price.

           If the Average Price on December 1, 2000 is between $5.01 and $6.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $9.00 less the Average Price divided by the Average Price.

           If the Average Price on December 1, 2000 is between $3.20 and $5.00, Guarantor will deposit into the Escrow Account for each Remaining Share the number of shares that is equal to Protection Price of $8.00 less the Average Price divided by the Average Price.

           If the Average Price on December 1, 2000 is below $3.20, Guarantor will deposit into the Escrow Account 1.5 shares for each Remaining Share.

         All shares will be deposited into the Escrow Account and shall be held in such account until January 1, 2001. On January 1, 2001, the Escrow Account will be opened and all the shares contained therein shall immediately be distributed to the Sellers on a pro rata basis, based on their original percentage ownership of the Shares. The Shares in the Escrow Account will not be held back for any reason or subject to offset for any claim arising for any reason pursuant to this Agreement or otherwise. eUniverse shall file a registration statement by November 1, 2000 for the shares to be released (including the total number that could be released on December 1, 2000) from the Escrow Account to the Sellers.